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                                        Exhibit B2

GRANITE STATE ENERGY, INC.
Statement of Income and Accumulated Deficit
For the Twelve Months ended December 31, 1996
(Unaudited, Subject to Adjustment)



INCOME

  Operating revenue                                      $298,596
                                                          -------


EXPENSES
     Purchased electric energy                            299,740
  Other operating expenses                                239,646
  Federal income tax                                                (84,300)
                                                        ---------
                                                          455,086
                                                        ---------
Net income/(loss)                                        (156,490)

Retained earnings at beginning of period                             0
                                                        ---------

Accumulated deficit at end of period                    ($156,490)
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